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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of PRI Automation, Inc. (the "Company") for the registration of 111,258 shares of its common stock and the incorporation by reference therein of our report dated November 7, 1997, with respect to the combined financial statements of Equipe Combined Companies included in the current report on Form 8-K/A for the Company dated December 12, 1997, both filed with the Securities and Exchange Commission.


                                     /s/ Mohler, Nixon & Williams

                                     MOHLER, NIXON & WILLIAMS
                                     Accountancy Corporation


Campbell, California
December 12, 1997